                                                                    EXHIBIT 10.5

                             INTERPARTY AGREEMENT
                             --------------------

     THIS INTERPARTY AGREEMENT is made as of the 26th day of November 1997 by and between SMC COMMUNICATIONS GROUP INC and SHALA SHASHANI doing business as SMC GROUP (the "Creditor"), and ACCESS CAPITAL, INC., a New York corporation ("Access Capital").

                                  WITNESSETH:
     WHEREAS, the Creditor has extended certain loans and financial accommodations to Telenetics Corporation (the "Company") pursuant to certain loan agreements and instruments executed and to be executed in connection therewith (collectively, the "Creditor Agreements"); and

     WHEREAS, the Company is indebted to the Creditor, which indebtedness is secured by a security interest in certain assets of the Company, including accounts, inventory and equipment (the "Creditor Collateral") pursuant to the Creditor Agreements; and

     WHEREAS, pursuant to the terms of a Factoring Agreement of even date with the Company (the "Factoring Agreement"), pursuant to which Access Capital will, from time to time, purchase certain accounts receivable billed by the Company to its customers (such accounts receivable, together with the proceeds thereof, being referred to herein as the "Accounts Receivable");and

     WHEREAS, pursuant to a Security Agreement of even date (the "Access Security Agreement"), Access Capital desires to acquire, and the Creditor is willing to permit Access Capital to obtain the following (collectively, the 'Access Collateral'): (1) a first priority security interest in all of the Accounts Receivable of the Company (including, without limitation, the Accounts Receivable purchased and not purchased by Access Capital), together with the contract rights and other general intangibles related to its Accounts Receivable and the proceeds thereof and (2) a second priority security interest, subordinate and junior to the security interest of the Creditor in the other assests of the Company;

     WHEREAS, the Creditor and Access Capital wish to enter into certain agreements with respect to the administration of their respective security interests in the Creditor Collateral and the Access Collateral;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Creditor consents to the execution and delivery by the Company of the Factoring Agreement and the Access Security Agreement and agrees that Access Capital shall acquire title to such of the Accounts Receivable as it shall purchase from the Company pursuant to the Factoring Agreement free and clear of any security interest of the Creditor in the Accounts Receivable of the Company.

     2. Notwithstanding any provisions to the contrary in the Creditor Agreements or the Access Security Agreement, the respective orders or priorities which would ordinarily result from the time of granting and the time and place of perfection of the respective security interests of the Creditor and Access Capital under the Uniform Commercial Code as in effect in any jurisdiction or otherwise:

          (a) the security interest of Access Capital in all the assets of the Company (including the Accounts Receivable purchased and not purchased by Access Capital), together with the contract rights and other general intangibles related to such Accounts Receivable and the proceeds thereof shall be superior to and have priority over the security interest of the Creditor in the Access Collateral; and

          (b) the security interest of the Creditor in the Creditor Collateral (other than the Access Collateral) shall be superior to and have priority over the security interest of Access Capital.

     3. Access Capital agrees to give the Creditor notice of any default, acceleration or enforcement of its security interest under the Factoring Agreement, and the Creditor agrees to give to Access Capital notice of any default, acceleration or enforcement of its security interest under the Creditor Agreements, in each case prior to or concurrently with the giving of such notice to the Company.

     4. At such time as the Company's obligations to the Creditor pursuant to the Creditor Agreements shall have been paid and discharged in full, the Creditor will assign its security interest in all of the Creditor Collateral to Access Capital and deliver to Access Capital all instruments and documents included in the Creditor Collateral and in the possession of the Creditor. The Company consents and agrees to such transfer and agrees that any such instruments and documents shall thereafter be held by Access Capital subject to the provisions of the Access Security Agreement. The cost and expense of effectuating such assignment shall be borne by the Company.

     5. The Creditor shall not assign or transfer any claim against or interest of any kind in the Creditor Collateral to any person while this Agreement remains in effect unless such person shall execute an agreement reasonably satisfactory to Access Capital to be bound by this Agreement.

     6. Access Capital shall not assign or transfer any claim against or interest of any kind in the Access Collateral to any person while this Agreement remains in effect unless such person shall execute an agreement reasonably satisfactory to SMC Group to be bound by this Agreement.

     7. In the event of commencement of foreclosure or other exercise of remedies under the Creditor Agreements and under the Factoring Agreement and Security Agreement, the Creditor and Access Capital will cooperate in the exercise of their respective remedies.

     8. (a) All notices and reports required to be given hereunder shall be hand delivered or sent by prepaid certified mail, return receipt requested (confirmed by telefax if possible) and shall be deemed to have been given when received. Notices and reports to the Creditor shall be addressed to the Creditor at:

                    SMC Group
                    26772 Vista Terrace
                    Lake Forest, CA 92630

                    Attn: Shala Shashani
                    Telephone No.: (714) 855 4545
                    Telefax No.: (714) 855 8988
and notices and reports to Access Capital shall be addressed to Access Capital at:

               Access Capital, Inc.
               405 Park Avenue
               New York, NY 10022
               Attention: Client Services Department
               Telephone No.: (212) 644-9300
               Telefax No.: (212) 644-5488

or such other person or at such other address as either the Creditor or Access Capital may from time to time specify.

          (b) Access Capital will give the Creditor prompt notice of any amendment to or extension or termination of the Factoring Agreement or the Security Agreement, and of any other agreement, document or instrument relating to or affecting the Access Collateral or providing for the extension to the Company of additional credit. The Creditor will give Access Capital prompt notice of any amendment to or extension or termination of the Creditor Agreements, and of any other agreement, document or instrument relating to or affecting the Creditor Collateral or providing for the extension to the Company of additional credit. In each case, the notifying party shall provide the other party with a copy of any agreement, document or instrument referred to in its notice.

     9. If any dispute shall arise between the parties hereto with respect to this Agreement or with respect to the rights or obligations hereunder of either party, the parties agree to submit to arbitration in New York City in accordance with the rules of the American Arbitration Association then obtaining.

     10. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     11. THE PARTIES HERETO DO HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             SMC COMMUNICATIONS GROUP INC and
                                             SHALA SHASHANI doing business as
                                             SMC GROUP

                                             By:   /s/ SHALA SHASHANI
                                                       ------------------------
                                                       Shala Shashani
                                                       President/Proprietor

                                             ACCESS CAPITAL, INC.

                                             By:   /s/ PAUL MEHRING
                                                       ------------------------
                                             Name:     Paul Mehring
                                             Title:    Vice President


The undersigned acknowledge receipt of
a copy of the foregoing Agreement and
consent to the provisions thereof:

TELENETICS CORPORATION

By:   /s/  MICHAEL ARMANI
           -----------------------------------
           Michael Armani
           President & Chief Executive Officer